Limited Power of Attorney - Securities Compliance



This statement confirms that the undersigned, as an officer, director or beneficial owner of more than 10% of any class of any equity security of Juniper Networks, Inc. (the "Corporation"), hereby appoints Brian Martin, Robert Mobassaly, Dena Acevedo and Mary Catherine Malley and each of them, the undersigned's true and lawfulattorneys-in-facts and agents to complete and execute any and all Form ID, Form 144 reports, Form 3,4 and 5 reports and other forms (including any amendments thereto) as such attorneys shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended),
Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do orcause to be done by virtue hereof. The authority of Brian Martin, Robert Mobassaly, Dena Acevedp and Mary Catherine Malley under this
Limited Power of Attorney shall continue until the undersigned is no longer required to file Form 144 or Forms 3, 4 and 5 reports with regard to the undersigned's ownership of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that Brian Martin, Robert Mobassaly, Dena Acevedo and Mary Catherine Malley and the Corporation are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended) or Rule 144 promulgated under the Securities Act of 1933 (as amended).

This Limited Power of Attorney is executed at Sunnyvale, California as of the date set forth below.

						/S/ Janet Brutschea Haugen
						Signature


						Janet Brutschea Haugen
						Type or Print Name

						May 4, 2019
						Date